Exhibit 99.2

FIRST INTERSTATE BANCSYSTEM, INC. 2015 EQUITY AND INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK GRANT AGREEMENT
This Restricted Stock Grant Agreement (“Agreement”) is made and entered into as of the date specified in Exhibit A (the “Grant Date”) between First Interstate BancSystem, Inc., a Montana corporation (the “Company”), and the below named Participant, an employee of the Company.
The Company and Participant agree as follows:
1.Precedence of Plan. This Agreement is subject to and will be construed in accordance with the terms and conditions of the First Interstate BancSystem, Inc. 2015 Equity and Incentive Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan will have the meaning specified in the Plan.
2.Grant of Restricted Stock Award. Participant is hereby granted a Restricted Stock Award of the shares of Common Stock (the “Shares”) listed on the attached Exhibit A. In addition, Participant is granted the right to receive additional shares of Common Stock (the “Additional Shares”) as further provided in this Agreement.
3.Vesting.
a.Performance Vesting. To the extent that the following performance criteria are met over the period January 1, 20XX through December 31, 20XX (the “Performance Period”), the Shares will vest, and the Additional Shares will be issued on March 15, 20XX (the “Vesting Date”):
i.The proportion of Shares that will vest and Additional Shares that will be issued will be based on the percentile ranking of the Company over the Performance Period, relative to the Comparator Banks, for each of the following metrics: (1) Total Shareholder Return (TSR), calculated using a closing price average of the 20 trading days immediately prior to the Performance Period and last 20 trading days of the Performance Period; and (2) Adjusted Return on Average Equity (“Adjusted ROAE”). Adjusted ROAE is defined as Adjusted Net Income divided by Average Equity. Adjusted Net Income is defined as pretax net income, minus non-recurring revenue items, plus non-recurring expense items, with non-recurring items being defined by S&P Global (or its successor). Adjusted ROAE will be calculated as an average of the respective measures for each of the three calendar years of the Performance Period for the Company and all Comparator Banks, regardless of each entity’s fiscal year end. Relative performance results for TSR and Adjusted ROAE will be calculated separately, with total Shares vested and Additional Shares issued, if any, based on the sum of the results for the two metrics weighted equally.
ii.“Comparator Banks” for this purpose means the component companies of the KBW Nasdaq Regional Banking Index (the “KRX”) as of January 1, 20XX. Changes to the components of the KRX throughout the Performance Period will not impact the companies comprising Comparator Banks, provided that only those companies that continue to trade on a major exchange throughout the entire Performance Period will be included in Comparator Banks at the time performance results are determined. The Company itself will not be included in the set of Comparator Banks.
iii.The TSR calculation will assume dividends paid during the Performance Period are reinvested in shares of stock.
iv.The amount, if any, of Shares vested and Additional Shares issued will be determined as follows:
1.If the Company’s percentile rank is less than 35%, then 0% of the Shares will vest on the Vesting Date and no Additional Shares will be issued.
2.If the Company’s percentile rank is greater than or equal to 35% and less than 50%, between 50% and 100% (the actual amount determined by linear interpolation) of that portion of the Shares will vest on the Vesting Date and 0% of that portion of the Additional Shares will be issued.
3.If the Company’s percentile rank is greater than or equal to 50% and less than 90%, 100% of that portion of the Shares will vest on the Vesting Date and between 0% and 100% (the actual amount determined by linear interpolation) of that portion of the Additional Shares will be issued.

4.If the Company’s percentile rank is greater than or equal to 90%, 100% of that portion of the Shares will vest on the Vesting Date and 100% of that portion of the Additional Shares will be issued (for a total issuance of 200% of the Shares).
5.Notwithstanding the above, if the Company’s calculated TSR over the Performance Period is negative, no Additional Shares will be issued regardless of the Company’s relative performance ranking.
b.Death or Disability. If Participant's Continuous Service is terminated due to death or Disability prior to the Vesting Date, the Participant will be entitled to 100% of the Shares regardless of attainment of the performance criteria and the restrictions on such Shares described in Section 4 will be immediately removed. No Additional Shares will be issued.
c.Retirement. If Participant's Continuous Service is terminated due to retirement at or after age 65 prior to the Vesting Date, the Participant will remain entitled to the Shares and Additional Shares, subject to attainment of the performance criteria on the Vesting Date.
d.Dissolution or Reorganization. As provided in the Plan, if the Company is a party to a Reorganization Event in which the Company is not the surviving corporation, the Restricted Stock Award may be assumed or substituted with substantially equivalent awards by the acquiring or succeeding corporation in the Committee’s discretion. To the extent the Restricted Stock Award is not assumed by the acquiring or succeeding corporation, the Committee may provide that (1) the Restricted Stock Award will vest in whole or in part prior to or upon consummation of the Reorganization Event, or (2) that the Restricted Stock Award will be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights as of the date of the occurrence of the Reorganization Event (and if as of the date of the occurrence of the Reorganization Event the Committee determines in good faith that no amount would have been attained upon the realization of the Participant’s rights, then such Restricted Stock Award may be terminated by the Company without payment).
e.Termination of Continuous Service in Connection with Change in Control. In the event of a Participant’s termination of Continuous Service by the Company without Cause or the Participant’s voluntary termination of Continuous Service for Good Reason during the 24-month period following a Change in Control (which, for avoidance of doubt and for all purposes hereunder, shall not be deemed to have occurred in the event of a corporate reorganization or similar transaction effected solely or primarily for the purposes of changing the Company’s domicile or state of incorporation), then:
i.the Shares will vest at 100% and Additional Shares will be issued if actual performance as of the date of the Change in Control meets the levels set forth above, and
ii.all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service.
4.Restrictions and Forfeiture.
a.Restricted Period. The Shares are subject to the restrictions described in this Section 4 during the period between the Grant Date and Vesting Date (the “Restricted Period”).
b.Forfeiture. Except as provided in paragraphs b, c, d and e of Section 3 above, in the event that Participant terminates Continuous Service with the Company during the Restricted Period, all of the Shares will be forfeited to the Company as of the date of termination of Continuous Service. In addition, to the extent that any of the performance criteria are not satisfied as of the Vesting Date, any unvested Shares will be forfeited to the Company as of the Vesting Date.
c.Clawback. Participant acknowledges and agrees that, if Participant is a reporting person of the Company under Section 16 of the Securities Exchange Act of 1934, as amended, any Shares or Additional Shares issued pursuant to this Agreement are subject to the First Interstate BancSystem Clawback Policy, as amended from time to time (“the Policy”), a current copy of which, if applicable, has been provided, which, among other things, authorizes and empowers the Company to recoup any and all Shares or Additional Shares issued pursuant hereto, to the extent Company deems it necessary or appropriate to comply with laws and regulations regarding compensation recapture, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. To the extent applicable, Participant hereby agrees to abide by the terms of the Policy.

5.Stock Register and Certificates. The Shares and Additional Shares may be issued in book entry form. If so, the Company will cause the transfer agent for the Company’s shares of Common Stock to make a book entry record showing ownership for the Shares in Participant’s name subject to the terms and conditions of this Agreement. Participant will be issued an account statement acknowledging Participant’s ownership of the Shares.
6.Rights with Respect to Shares. Participant has the right to vote the Shares (to the extent of the voting rights of said Shares, if any), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Shares, except as set forth in this Agreement and the Plan.
Participant does not have the right to vote the Additional Shares, unless and until such Additional Shares are awarded on the Vesting Date. In addition, Participant does not have the right to exercise any other rights, powers and privileges of a holder of Common Stock with respect to the Additional Shares, except as specifically set forth in this Agreement and the Plan.
7.Responsibility for Taxes. Participant may complete and file with the Internal Revenue Service an election in substantially the form attached hereto as Exhibit B pursuant to Section 83(b) of the Internal Revenue Code to be taxed currently on the fair market value of the Shares, without regard to the restrictions set forth in this Agreement. Participant will be responsible for all taxes associated with the acceptance of the Restricted Stock Award, including any tax liability associated with the representation of fair market value if the election is made pursuant to Section 83(b). THE PARTICIPANT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING ANY 83(b) ELECTION FORM, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON PARTICIPANT’S BEHALF. ANY 83(b) ELECTION FORM MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN 30 DAYS AFTER THE DATE OF GRANT OF THIS RESTRICTED STOCK AWARD.
8.Non-Solicitation. Participant hereby covenants and agrees that, during a period of twelve (12) months following the termination of Participant’s Continuous Service with the Company, Participant shall not, without the written consent of the Company, either directly or indirectly, (i) solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of First Interstate BancSystem, Inc. or any of its direct or indirect subsidiaries or affiliates (collectively “FIB”), to terminate or interrupt Continuous Service with FIB and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business whatsoever that competes with the business of FIB, or has headquarters or offices within fifty (50) miles of the locations in which FIB has business operations or has filed an application for regulatory approval to establish an office, or (ii) solicit business from any customer of FIB, divert or attempt to divert any business from FIB, or induce, attempt to induce, or assist others in inducing or attempting to induce any agent, customer or supplier of FIB or any other person or entity associated or doing business with FIB (or proposing to become associated or to do business with FIB) to terminate such person’s or entity’s relationship with FIB (or to refrain from becoming associated with or doing business with FIB) or in any other manner to interfere with the relationship between the FIB and any such person or entity.
9.General Provisions.
a.Withholding. Participant must reimburse the Company, in cash, by certified or bank cashier’s check, or any other form of legal payment permitted by the Company for any federal, state or local taxes required by law to be withheld with respect to the Shares and the Additional Shares. The Company has the right to deduct from any salary or other payments to be made to Participant any federal, state or local taxes required by law to be so withheld. The Company’s obligation to deliver the Shares and Additional Shares upon vesting is subject to and contingent upon the payment by Participant of any applicable federal, state and local withholding tax.
b.Tax Advisor Consultation. Participant represents that Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
c.Data Privacy. In order to administer the Plan, the Company may process personal data about the Participant. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about Participant such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this grant, Participant gives explicit consent to the Company to process any such personal data.

d.Consent to Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, Participant agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Participant in an electronic format. If at any time Participant would prefer to receive paper copies of these documents, as Participant is entitled to, please contact Fidelity Stock Plan Services at (800) 544-9354 to request paper copies of these documents.
e.Fractions. To the extent that a fractional number of Shares vest or that the Company is obligated to issue a fractional number of Additional Shares, such number will be rounded down to the nearest whole share number.
f.Receipt of Plan. By entering into this Agreement, Participant acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and will be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.
g.Legends. Restricted Stock awarded under the Plan will bear a legend in such form as the Company deems appropriate.
h.Not an Employment Contract. This Agreement is not an employment contract, and nothing in this Agreement may be deemed to create any obligation on the part of Participant to remain in the service of the Company or of the Company to continue Participant in the service of the Company.
i.Further Action. The parties agree to execute such further instruments and to take such further action as may be necessary to carry out the intent of this Agreement.
j.Interpretation. The interpretations and constructions of any provision of and determinations on any question arising under the Plan or this Agreement will be made by the Company, and all such interpretations, constructions and determinations will be final and conclusive as to all parties. This Agreement, as issued pursuant to the Plan, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision hereof. This Agreement may be executed in counterparts, all of which will be deemed to be one and the same instrument, and it is sufficient for each party to have executed at least one, but not necessarily the same, counterpart. The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement in any way.
k.Governing Law; Venue. This Agreement and the rights and obligations of the parties hereto will be governed by and construed in accordance with the laws of the State of Montana. The parties agree that any action brought by either party to interpret or enforce any provision of the Plan or this Agreement must be brought in the state or federal courts located in Yellowstone County, Montana, and the parties irrevocably submit to the exclusive jurisdiction of that court for any action, suit or proceeding, and hereby waive any right to contest such jurisdiction or change such venue on any grounds.
l.Successors. This Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.
IN WITNESS WHEREOF, the Company, by a duly authorized officer of the Company, and Participant have executed this Agreement effective as of the Grant Date as stated in Exhibit A.
FIRST INTERSTATE BANCSYSTEM, INC.

By:
Title:	President and CEO	Participant Signature

Address:	401 North 31st Street
Billings, MT 59116

EXHIBIT A

NOTICE OF PERFORMANCE RESTRICTED STOCK AWARD FIRST INTERSTATE BANCSYSTEM INC.

Participant Name

Participant ID

Plan Name	First Interstate BancSystem Inc. 2015 Equity and Incentive Plan

Shares Awarded

Additional Shares	Up to XXX shares based on actual performance results

Grant Date

Fair Market Value

Performance Period	January 1, 20XX to December 31, 20XX

Vesting Date	March 15, 20XX

Weighted Percentages	Total Shareholder Return (TSR) weighted at 50%
Adjusted Return on Equity (ROAE) weighted at 50%

EXHIBIT B

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN GROSS INCOME PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

This election form is to be filed with the IRS Service Center with which the Participant files his or her return. It should be mailed “Certified Mail” and postmarked by the post office to establish proof of timely filing. Timely filing requires such mailing to occur within thirty (30) days following the date of the grant. One copy must be provided to the Company. Participant may also wish to determine the relevant state tax procedure for the state in which Participant resides.

Pursuant to the Restricted Stock Grant Agreement (“Agreement”) entered into by and between the undersigned Participant and First Interstate BancSystem, Inc., a Montana corporation (the “Company”), as of [DATE], Participant has acquired _____
shares of Common Stock of the Company (the “Shares”) which are subject to a substantial risk of forfeiture under the Agreement. Participant desires to make an election to have the Shares taxed under the provisions of Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) at the time Participant acquired the Shares.

Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2, Participant hereby makes an election to report as taxable income in [YEAR], the Shares’ fair market value on [DATE], the date on which Participant acquired the Shares (or any subsequent date that may be determined to be the date of transfer for purposes of the Code).

The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

1.The name, address and social security number of Participant:______________________________________________
_______________________________________________________________________________________________
_______________________________________________________________________________________________

2.     A description of the property with respect to which the election is being made:
Shares of Common Stock of First Interstate BancSystem, Inc., a Montana corporation.

3.    The date on which the property was transferred: ___________________.
The taxable year for which such election is made: Calendar Year ___________________.

4.    The restrictions to which the property is subject:

The Shares are subject to forfeiture to the Company for no consideration should Participant’s Continuous Service with the Company terminate or should other specified events occur. Shares vest only upon the achievement of predetermined performance metrics or the occurrence of specific events, including the Participant’s death, disability, and termination of Continuous Service with the Company and upon the occurrence of certain corporate transactions involving the Company. Upon any transfer by the Participant, the Shares will be subject to the same restrictions.

5.    The fair market value on [DATE], of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $___________________.

6.    The amount paid for such property: $___________________.

7.    A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations Section 1.83-2(e)(7).

Signature:

Print Name:

Date: